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                                                                    EXHIBIT 23.1




              Consent of Ernst & Young LLP, Independent Auditors


         We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in the Registration Statement (Form S-3,
         No. 333-     ) and related Prospectus of American Stores Company for
                 -----
         the registration of 17,719,096 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 1996, with respect to the consolidated financial statements of American Stores Company included in its Annual Report (Form 10-K) for the three years ended February 3, 1996, filed with the Securities and Exchange Commission.



         Salt Lake City, Utah
         March 4, 1997